EXHIBIT 99



       DEFINITIVE PROXY STATEMENT, NOTICE OF ANNUAL MEETING AND
                 FORM OF PROXY FOR THE ANNUAL MEETING
               OF SHAREHOLDERS TO BE HELD APRIL 15, 1997

<FIRST KEYSTONE CORPORATION LOGO - 1K>     First Keystone Corporation


                                                 111 West Front Street
                                          Berwick, Pennsylvania  18603




                            March 21, 1997







DEAR SHAREHOLDER:

     It is my pleasure to invite you to attend the 1997 Annual Meeting of Shareholders of First Keystone Corporation to be held on Tuesday, April 15, 1997 at 9:00 a.m., prevailing time. The Annual Meeting this year will be held at the main office of The First National Bank of Berwick, 111 West Front Street, Berwick, Pennsylvania, 18603.

     The Notice of the Annual Meeting and the Proxy Statement on the following pages address the formal business of the meeting. The formal business schedule includes: the election of three (3) Class A Directors and the ratification of the selection of the independent auditors for 1997. At the meeting, members of the Corporation's management will review the Corporation's operations during the past year and be available to respond to questions.

     We strongly encourage you to vote your shares, whether or not you plan to attend the meeting. It is very important that you sign, date and return the accompanying Proxy as soon as possible, in the postage prepaid envelope. If you do attend the meeting and wish to vote in person, you must give written notice thereof to the Secretary of the Corporation so that your Proxy will be superseded by any ballot that you submit at the meeting.


                                 Sincerely,


                                 /s/ J. Gerald Bazewicz
                                 J. Gerald Bazewicz
                                 President

<BLANK PAGE>

                      FIRST KEYSTONE CORPORATION
                   ________________________________

               NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                     TO BE HELD ON APRIL 15, 1997
                   ________________________________


TO THE SHAREHOLDERS OF FIRST KEYSTONE CORPORATION:

     Notice is hereby given that the Annual Meeting of Shareholders of FIRST KEYSTONE CORPORATION (the "Corporation") will be held at 9:00 a.m., prevailing time, on Tuesday, April 15, 1997 at the main office of The First National Bank of Berwick, 111 West Front Street, Berwick, Pennsylvania 18603, for the following purposes:

   1. To elect three (3) Class A Directors to serve for a three-year term and until their successors are elected and qualified;

   2. To ratify the selection of J. H. Williams & Co. as the independent auditors for the Corporation for the year ending December 31, 1997; and

   3. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

     In accordance with the By-laws of the Corporation and action of the Board of Directors, only those shareholders of record at the close of business on March 4, 1997 will be entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

     A copy of the Corporation's Annual Report for the fiscal year ended December 31, 1996 is being mailed with this Notice. Copies of the Corporation's Annual Report for the 1995 fiscal year may be obtained at no cost by contacting J. Gerald Bazewicz, President, 111 West Front Street, Berwick, Pennsylvania, 18603, telephone: (717) 752-3671.

     You are urged to mark, sign, date and promptly return your Proxy in the enclosed envelope so that your shares may be voted in accordance with your wishes and in order that the presence of a quorum may be assured. The prompt return of your signed Proxy, regardless of the number of shares you hold, will aid the Corporation in reducing the expense of additional proxy solicitation. The giving of such Proxy does not affect your right to vote in person if you attend the meeting and give written notice to the Secretary of the Corporation.


                              By Order of the Board of Directors,


                              /s/ J. Gerald Bazewicz
                              J. Gerald Bazewicz, President



March 21, 1997

<BLANK PAGE>

        PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS
      OF FIRST KEYSTONE CORPORATION TO BE HELD ON APRIL 15, 1997


                                GENERAL

Introduction, Date, Time and Place of Annual Meeting


     This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors of FIRST KEYSTONE CORPORATION (the "Corporation"), a Pennsylvania business corporation, of proxies to be voted at the Annual Meeting of Shareholders of the Corporation to be held on Tuesday, April 15, 1997, at 9:00 a.m., prevailing time, at the main office of The First National Bank of Berwick, 111 West Front Street, Berwick, Pennsylvania, 18603, and at any adjournment or postponement of the Annual Meeting.

     The principal executive office of the Corporation is located at The First National Bank of Berwick (the "Bank"), 111 West Front
Street, Berwick, Pennsylvania, 18603. The telephone number for the Corporation is (717) 752-3671. All inquiries should be directed to J. Gerald Bazewicz, President of the Corporation. The Bank is a wholly-owned subsidiary of the Corporation.

Solicitation and Voting of Proxies


     This Proxy Statement and the enclosed form of proxy (the "Proxy") are first being sent to shareholders of the Corporation on or about March 21, 1997.

     Shares represented by proxies on the accompanying Proxy, if properly signed and returned, will be voted in accordance with the specifications made thereon by the shareholders. Any Proxy not specifying to the contrary will be voted FOR the election of the nominees for Class A Director named below and FOR the ratification of the selection of J. H. Williams & Co. as the independent auditors for the Corporation for the year ending December 31, 1997. Execution and return of the enclosed Proxy will not affect a shareholder's right to attend the Annual Meeting and vote in person, after giving written notice to the Secretary of the Corporation. The cost of preparing, assembling, printing, mailing and soliciting proxies, and any additional material which the Corporation may furnish shareholders in connection with the Annual Meeting, will be borne by the Corporation. In addition to the use of the mails, certain directors, officers and employees of the Corporation and the Bank may solicit proxies personally, by telephone, telegraph and telecopier. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward proxy solicitation material to the beneficial owners of stock held of record by these persons, and, upon request therefor, the Corporation will reimburse them for their reasonable forwarding expenses.

Revocability of Proxy


     A shareholder who returns a Proxy may revoke the Proxy at any time before it is voted only: (1) by giving written notice of revocation to John L. Coates, Secretary of First Keystone Corporation, at 111 West Front Street, Berwick, Pennsylvania, 18603; (2) by executing a later-dated proxy and giving written notice thereof to the Secretary of the Corporation; or (3) by voting in person after giving written notice to the Secretary of the Corporation.

Voting Securities, Record Date and Quorum


     At the close of business on March 4, 1997, the Corporation had outstanding 889,147 shares of common stock, par value $2.00 per share, the only issued and outstanding class of stock (the "Common Stock"). The Corporation has 500,000 shares of preferred stock, par value $10.00 per share, authorized. As of March 4, 1997, none of the shares of preferred stock were issued.


Proxy Statement                                                Page 1

     Only holders of Common Stock of record at the close of business on March 4, 1997, will be entitled to notice of and to vote at the Annual Meeting. Cumulative voting rights do not exist with respect to the election of directors. On all matters to come before the Annual Meeting, each shareholder is entitled to one vote for each share of Common Stock outstanding on the record date.

     Under Pennsylvania law and the By-laws of the Corporation, the presence of a quorum is required for each matter to be acted upon at the Annual Meeting. Pursuant to Article 3, Section 3.1, of the By-laws of the Corporation, the presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast shall constitute a quorum for the transaction of business at the Annual Meeting. Votes withheld and abstentions will be counted in determining the presence of a quorum for the particular matter. Broker non-votes will not be counted in determining the presence of a quorum for the particular matter as to which the broker withheld authority.

     Assuming the presence of a quorum, the three nominees for director receiving the highest number of votes cast by shareholders entitled to vote for the election of directors shall be elected. Votes withheld from a nominee and broker non-votes will not be cast for such nominee.

     Assuming the presence of a quorum, the affirmative vote of a majority of all votes cast by shareholders on such matter is required for the ratification of the selection of independent auditors. Abstentions and broker non-votes are not votes cast and therefore do not count either for or against such ratification. Abstentions and broker non-votes, however, have the practical effect of reducing the number of affirmative votes required to achieve a majority for each matter by reducing the total number of shares voted from which the majority is calculated.


        PRINCIPAL BENEFICIAL OWNERS OF THE CORPORATION'S STOCK

Principal Owners


     The following table sets forth, as of March 4, 1997, the name and address of each person who owns of record or who is known by the Board of Directors to be the beneficial owner of more than five percent (5%) of the Corporation's outstanding Common Stock, the number of shares beneficially owned by such person and the percentage of the Corporation's outstanding Common Stock so owned. The footnotes to this table follow the "Beneficial Ownership by Officers, Directors and Nominees" table, found immediately hereafter.


                                         Shares         Percent of Outstanding
                                      Beneficially          Common Stock
    Name and Address                  Owned <F1>         Beneficially Owned

Robert J. Wise                         63,314 <F4>                 7.12%
115 West Third Street
Berwick, PA  18603

Berbank                                86,019 <F5>                10.38%
First National Bank of
Berwick Trust Department

Robert E. Bull                         63,652 <F6>                 7.16%
323 West Fourth Street
Nescopeck, PA  18635


Page 2                                                Proxy Statement


Beneficial Ownership by Officers, Directors and Nominees


     The following table sets forth as of March 4, 1997, the amount and percentage of the Common Stock beneficially owned by each director, each nominee and all officers, directors and nominees of the Corporation as a group.


Name of Individual                     Amount and Nature of       Percent
or Identity of Group                   Beneficial Ownership        of Class
                                          <F1> <F2> <F3>           <F7>


Nominee for Class A Director
(to serve until 2000)
And a Current Class A Director

Budd L. Beyer                                  11,495                1.29%
Frederick E. Crispin, Jr.                       7,260  <F8>           --
Robert J. Wise                                 63,314  <F4>          7.12%


Class B Director
(to serve until 1998)

John Arndt                                      1,245  <F9>           --
J. Gerald Bazewicz                              3,220 <F10>           --
Robert E. Bull                                 63,652  <F6>          7.16%
F. Stuart Straub                               14,023 <F11>          1.58%

Class C Director
(to serve until 1999)

John L. Coates                                  2,130 <F12>           --
Dudley P. Cooley                                1,210                 --
Stanley E. Oberrender                           1,452                 --


All Officers, Directors and                   169,918               19.11%
Nominees as a Group
(10 Directors, 4 Officers -
11 Persons in Total)

<F1>
The securities "beneficially owned" by an individual are determined in accordance with the definitions of "beneficial ownership" set forth in the General Rules and Regulations of the Securities and Exchange Commission and may include securities owned by or for the individual's spouse and minor children and any other relative who has the same home, as well as securities to which the individual has or shares voting or investment power or has the right to acquire beneficial ownership within 60 days after March 4, 1997. Beneficial ownership may be disclaimed as to certain of the securities.

<F2>
Does not include Common Stock held in fiduciary accounts under the control of the Bank's Trust Department.

<F3>
Information furnished by the directors and the Corporation.

<F4>
Includes 57,325 shares of Common Stock held individually by Mr. Wise and 5,989 shares of Common Stock held jointly with his spouse.

<F5>
Nominee registration for the Common Stock held by the Trust Department of the Bank on behalf of various trusts, estates and other accounts for which the Bank acts as fiduciary with sole voting and dispositive power over 79,853 shares of Common Stock and as fiduciary with shared voting and dispositive power over 12,435 shares of Common Stock. Total does not include 19,581 shares of Common Stock held by the Trust Department of the Bank for which the Bank does not have sole voting or dispositive power. The Trust


Proxy Statement                                                  Page 3



Department intends to cast all shares under its voting power FOR the election of the nominees for director named below and FOR the ratification of J. H. Williams & Co. as the independent auditors of the Corporation.

<F6>
Includes 5,858 shares of Common Stock held individually by Mr. Bull, 39,437 shares held jointly with his spouse, 3,025 shares of Common Stock held by Bull, Bull & Knecht, a law firm of which Mr. Bull is a partner, and 15,332 shares of Common Stock held individually by his spouse.

<F7>
Less than one percent (1%) unless otherwise indicated.

<F8>
Includes 4,840 shares of Common Stock held individually by Mr. Crispin and 2,420 shares of Common Stock held individually by his spouse.

<F9>
Includes 737 shares of Common Stock held individually by Mr. Arndt, 108 shares of Common Stock held individually by his spouse, and 400 shares of Common Stock held by Arndt Insurance Profit Sharing.

<F10>
Includes 2,130 shares of Common Stock held individually by Mr. Bazewicz, 600 shares of Common Stock held jointly with his spouse, 140 shares of Common Stock held individually by his spouse, 250 shares of Common Stock held jointly with his children and 100 shares of Common Stock held as Custodian for the benefit of his children.

<F11>
Includes 2,420 shares of Common Stock held individually by Mr. Straub, 11,240 shares of Common Stock held jointly with his spouse, and 363 shares of Common Stock held jointly by his spouse and son.

<F12>
Includes 1,646 shares of Common Stock held individually by Mr. Coates and 484 shares of Common Stock held jointly with his spouse.



                         ELECTION OF DIRECTORS

     The By-laws of the Corporation provide that the Corporation's business shall be managed by its Board of Directors. Section 10.2 of the By-laws provides that the number of directors that shall constitute the whole Board of Directors shall not be less than seven nor more than twenty-five and that the Board of Directors shall be classified into three classes, each class to be elected for a term of three years. Within the foregoing limits, the Board of Directors may, from time to time, fix the number of directors and their respective classifications. No person shall serve as a director after he or she has attained the age of seventy (70) years, with the exception of Messrs. Beyer, Bull, Crispin, Straub, and Wise. Pursuant to Section
11.1 of the By-laws, vacancies on the Board of Directors, including vacancies resulting from an increase in the number of directors, shall be filled by the appointment of a replacement by a majority of the remaining members of the Board of Directors, though less than a quorum, and each person so appointed shall be a director until the expiration of the term of office of the class of directors to which he or she was appointed.

     In accordance with Section 10.3 of the By-laws, at the 1997 Annual Meeting of Shareholders, three (3) Class A Directors shall be elected to serve for a three-year term and until their successors are elected and qualified. Therefore, the By-laws provide for a classified Board of Directors with staggered three-year terms of office.

     Unless otherwise instructed, the Proxyholders will vote the Proxies received by them for the election of the three nominees named below. If any nominee should become unavailable for any reason, Proxies will be voted in favor of a substitute nominee as the Board of Directors of the Corporation shall determine. The Board of Directors has no reason to believe that the nominees named will be unable to serve, if elected. Any vacancy occurring on the Board of Directors of the Corporation for any reason may be filled by the


Page 4                                                Proxy Statement
appointment of a replacement by a majority of the directors then in office until the expiration of the term of the vacancy.

     There is no cumulative voting for the election of directors. Each shareholder is entitled to one vote for each share of Common Stock outstanding on the record date. For example, if a shareholder owns ten shares of Common Stock, he or she may cast up to ten votes for each of the three directors in the class to be elected.


     INFORMATION AS TO NOMINEES, DIRECTORS AND EXECUTIVE OFFICERS

     The following table contains certain information with respect to the executive officers, nominees for Class A Director whose term expires in 2000 and the current Class A Directors whose term expires in 1997, and the Class B Directors and Class C Directors whose terms expire in 1998 and 1999, respectively:


                                          Principal Occupation
                                         for Past Five Years       Director
Name and                   Age as of       and Position Held         Since
Current                     March 5,       with Corporation      Corporation
Committees                  1996               and Bank             /Bank



         NOMINEES FOR CLASS A DIRECTOR WHOSE TERM EXPIRES IN 2000
                                    AND
           CURRENT CLASS A DIRECTORS WHOSE TERM EXPIRES IN 1997


Budd L. Beyer               69       Investor; Former            1983/1976
Committees 1,4,5,7                   President Sunshine
                                     Textiles Service, Inc.
                                     (Dry Cleaning, Laundry
                                     and Linen Rental)

Frederick E. Crispin, Jr.   65       Financial Consultant,       1983/1964
Committees 1,3,4,5,6                 F.E. Crispin &
                                     Associates

Robert J. Wise              67       Retired, former             1983/1967
Committees 1,2,4,5,7,8               investor Vice Chairman
                                     of the Corporation
                                     and the Bank

               CLASS B DIRECTORS WHOSE TERM EXPIRES IN 1998


John  Arndt                 35       Owner of Arndt              1995/1995
Committees 2,3,4,7,8                 Insurance Agency
                                     (General insurance)

J. Gerald Bazewicz          48       President of the            1986/1986
Committees 1,2,3,4,                  Corporation and the
5,7,8                                Bank

Robert E. Bull              74       Attorney, Bull, Bull        1983/1956
Committees 1,3,4,5,                  & Knecht; Chairman of
6,7,8                                the Corporation
                                     and the Bank

F. Stuart Straub            75       Retired, former             1983/1968
Committees 2,3,5,8                   President of
                                     Corporation and the
                                     Bank


Proxy Statement                                                    Page 5


               CLASS C DIRECTORS WHOSE TERM EXPIRES IN 1999

John L. Coates              60       Owner, Tri-County           1987/1987
Committees 1,3,5,6                   True Value Hardware
                                     and Tri-County
                                     True Value Lumber
                                     Secretary of the
                                     Corporation and the
                                     Bank

Dudley P. Cooley            58       Personal Financial          1987/1987
Committees 3,6,7                     Consultant; Former
                                     Controller, Wise Foods,
                                     Borden, Inc. (Snack
                                     food processor)

Stanley E. Oberrender       55       Owner, Suntex               1987/1987
Committees 3,4,6,7,8                 (Dry cleaning)

     Committee 1 - Executive Committee This committee exercises the authority of the Board of Directors in the management of the business of the Bank between the dates of regular meetings of the Board of Directors. This committee did not meet in 1996.

     Committee 2 - Trust Committee This committee ensures that all trust activities of the Bank are performed in a manner that is consistent with the legal instrument governing the account, prudent trust administration practices, and approved trust policy. This committee met twelve (12) times in 1996.

     Committee 3 - Asset/Liability Committee This committee reviews asset/liability committee reports and provides support and discretion in managing the Bank's net interest income, liquidity, and gap positions. This committee met six (6) times in 1996.

     Committee 4 - Marketing Committee This committee is to provide guidance to management in formulating marketing and sales plans and programs and to assist in evaluating the performance of the Bank relative to plans. This committee met five (5) times in 1996.

     Committee 5 - Loan Administration Committee This committee monitors loan review and compliance activities. Also, the committee ensures that loans are made and administered in accordance with the Loan Policy. This committee met four (4) times in 1996.

     Committee 6 - Audit Committee This committee recommends the appointment of the independent certified public accountant to examine the affairs of the Bank. Also, the committee reviews findings of the auditor and ensures an independent, effective audit function. This committee met two (2) times in 1996.

     Committee 7 - Human Resources Committee This committee helps ensure that a sound human resources management system is developed and maintained. This committee also acts as the Compensation Committee for the Bank and related Corporation officers. This committee met three (3) times in 1996.

     Committee 8 - Building Committee This committee makes recommendations to the Board relating to the Bank's physical assets, including both current and proposed physical assets. This committee met five (5) times in 1996.




     The aforementioned committees are committees of the Bank and not the Corporation.


Page 6                                                Proxy Statement

     During 1996, the Bank's Board of Directors held twenty-seven (27) meetings and the Corporation's Board of Directors held five (5) meetings. Each of the Directors attended at least 75% of the combined total number of meetings of the Corporation's and the Bank's Board of Directors and the committees of which he is a member.

     The Board of Directors of the Corporation has at present no standing committees. The Corporation does not have a nominating committee. A shareholder who desires to propose an individual for consideration by the Board of Directors as a nominee for director should submit a proposal in writing to the Secretary of the Corporation in accordance with Section 10.1 of the Corporation's By-laws. Any shareholder who intends to nominate any candidate for election to the Board of Directors must notify the Secretary of the Corporation in writing not less than forty-five (45) days prior to the date of any meeting of shareholders called for the election of directors.


                 COMPLIANCE WITH SECTION 16(a) OF THE
                    SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Corporation's officers and directors, and persons who own more than ten percent (10%) of the registered class of the Corporation's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission
(SEC). Officers, directors and greater than ten percent (10%) shareholders are required by SEC regulation to furnish the Corporation with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Corporation believes that during the period January 1, 1996 through December 31, 1996, its officers and directors were in compliance with all filing requirements applicable to them.


                        EXECUTIVE COMPENSATION

     Shown below is information concerning the annual compensation for services in all capacities to the Corporation and the Bank for the fiscal years ended December 31, 1996, 1995 and 1994 of those persons who were (i) the Chief Executive Officer during 1996, and (ii) the other four most highly compensated executive officers of the Corporation and the Bank to the extent such persons' total annual salary and bonus exceeded $100,000 at December 31, 1996.


Proxy Statement                                                Page 7

                        SUMMARY COMPENSATION TABLE


                                                Annual Compensation


         (a)                  (b)        (c)             (d)          (e)
                                                                               Other
                                                                     Annual
   Name and                                                          Compen-
   Principal                            Salary          Bonus        sation
    Position                Year       ($) <F1>        ($) <F2>      ($)

J. Gerald Bazewicz             1996       116,800        35,397         0
President and Chief            1995       108,100        22,553         0
Executive Officer              1994       101,600        15,672         0
of the Corporation
and the Bank



                                 Long-Term Compensation

                                    Awards                         Payouts

                               (f)           (g)        (h)         (i)

                             Restricted                           All Other
    Name and                   Stock      Options/    LTIP         Compen-
   Principal                 Award(s)       SARs      Payouts       sation
    Position                    ($)         (#)        ($)           ($)
                                                                  <F3><F4>

J. Gerald Bazewicz                0             0         0         17,938
President and Chief               0             0         0         16,240
Executive Officer                 0             0         0         14,715
of the Corporation
and the Bank

<F1>
Amounts shown consist of base salary and fees for attendance at Board of Directors meetings of $9,800 in 1996, $8,100 in 1995, and $8,100 in 1994.

<F2>
Bonus information is reported by the year in which earned.

<F3>
Contributions to the Bank's 401(K) Plan on behalf of Mr. Bazewicz of $13,701 for 1996, $17,274 for 1995, and $15,563 for 1994.

<F4>
Includes premium of $1,328 on term life insurance in 1996 relative to salary continuation agreement. See Other Executive Benefits on next page.



Retirement Plan

     The Corporation does not have a retirement or pension plan. The Bank maintains a 401(K) Plan which has a combined tax qualified savings feature and profit sharing feature (the "Plan"). The Plan provides benefits to employees who have completed at least one year of service and are at least 21 years of age. The Plan agreement provides that the Bank will match employee deferrals to the Plan not to exceed 3% of their respective eligible compensations. Additionally, the Bank may make a discretionary contribution annually to the Plan, which when combined with the employee's deferral and Bank's matching contributions, cannot exceed 15% of total eligible compensation. Contributions made by the Bank to the Plan are allocated to participants in the same portions that each participant's compensation bears to the aggregate compensation of all participants. Each participant in the Plan is one hundred percent (100%) vested at all times. Benefits are payable under the Plan upon termination of employment, disability, death, or retirement. Contributions reflected as expense under this Plan in 1996 and 1995 were:


                                                    1996          1995

Matching contribution to savings plan                $ 52,892      $ 46,306

Contribution to profit sharing plan                   138,818       195,291

   Total Expense                                     $191,710      $241,597



Page 8                                                Proxy Statement

     Of the $191,710 total expenses during 1996, $31,566 was credited among the individual accounts of the most highly compensated executive officers of the Bank. Of the $31,566, Mr. Bazewicz was credited with $13,701 and has been a member of the Plan for eleven years.


Other Executive Benefits

     In 1996, a Supplemental Employee Retirement Plan (SERP) was introduced covering the Bank's executive officers, Mr. Bazewicz, Mr. Saracino, and Mr. Bodle. The SERP, which is a salary continuation agreement, became effective January 7, 1997.

     The salary continuation agreement provides that if the executive officer continues to serve as an officer of the Bank until he attains sixty (60) years of age, the Bank has agreed to pay him 240 guaranteed consecutive monthly payments commencing on the first day of the month following the officer's 60th birthday. The salary continuation agreement allows the executive officers to achieve a retirement income percentage that is more consistent with their experience and years of service to the Bank. The plan objective is to provide the executive officers with a final wage replacement ratio of 75% of projected final salary including projected benefits from the Bank 401K, social security, and salary continuation provided through the agreement. The retirement benefit under the salary continuation plan for Messrs. Bazewicz, Saracino, and Bodle will be $3,750 per month, $2,333 per month, and $1,750 per month, respectively. If the executive officer attains sixty (60) years of age, but dies before receiving all of the guaranteed monthly payments, then the Bank will make the remaining payments to the officer's beneficiary. In the event the officer dies while serving as an officer, prior to age sixty (60), then the Bank will remit the guaranteed monthly payment to the officer's beneficiary commencing the month following the Executive's death. In the event of a change of control and the termination of the officer's employment, the guaranteed monthly payments will commence the month following the Executive's termination of service.

     The Bank has obtained term life insurance (designating the Bank as the beneficiary) on the life of each participating executive officer in an amount which is intended to cover the Bank's obligation until the expense for the plan is fully accrued, based upon certain actuarial assumptions. In 1996, the Bank expensed $9,300 for professional services rendered in connection with the design and implementation of the salary continuation plan. In addition, $5,474 was paid to cover the first year's premium on the term insurance policies. No expense was accrued for the salary continuation plan in 1996.


Compensation of Directors

     During 1996, the Corporation's Board of Directors received Three Hundred Fifty Dollars ($350.00) for each Director's attendance at the Annual Meeting. Other Corporate Board meetings met concurrently with the Bank's Board and there was no additional compensation paid to Directors. The Bank's Directors received Three Hundred Fifty Dollars ($350.00) for each Directors' meeting attended, non-employee Directors received One Hundred Seventy-Five Dollars ($175.00) for each committee meeting attended, and all Directors received a bonus of One Thousand Dollars ($1,000.00). In addition, Chairman Bull received an annual stipend of One Thousand Dollars ($1,000.00) and Secretary Coates received an annual stipend of Seven Hundred Fifty Dollars ($750.00). In the aggregate, the Board of Directors received $139,025.00 for all Board of Directors' meetings and committee meetings attended in 1996, including all fees, bonuses, and stipends paid to all Directors in 1996.

Proxy Statement                                                Page 9

                         CERTAIN TRANSACTIONS

     Other than described below, there have been no material transactions between the Corporation and the Bank, nor any material transactions proposed, with any director or executive officer of the Corporation and the Bank, or any associate of the foregoing persons. The Corporation and the Bank have had and intend to continue to have banking and financial transactions in the ordinary course of business with directors and officers of the Corporation and the Bank and their associates on comparable terms and with similar interest rates as those prevailing from time to time for other customers of the Corporation and the Bank.

     Total loans outstanding from the Corporation and the Bank at December 31, 1996, to the Corporation's and the Bank's officers and directors as a group and members of their immediate families and companies in which they had an ownership interest of 10% or more was $2,553,945 or approximately 9.30% of the total equity capital of the Bank. Loans to such persons were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectibility or present other unfavorable features. All loans are current and being paid as agreed. The largest aggregate amount of indebtedness outstanding at any time during fiscal year 1996 to officers and directors of the Corporation and the Bank as a group was $3,088,843. The aggregate amount of indebtedness outstanding as of the latest practicable date, January 31, 1997, to the above described group was $2,536,678.



                 PRINCIPAL OFFICERS OF THE CORPORATION

     The following table sets forth selected information about the principal officers of the Corporation, each of whom is elected by the Board of Directors and each of whom holds office at the discretion of the Board of Directors:



                                                                        Age
                                                           Number      as of
                                           Bank         of Shares      March
                               Held       Employee     Beneficially      4,
 Name and Position             Since       Since           Owned       1997

Robert E. Bull              1983        <F1>           63,652         74
Chairman of the Board

Robert J. Wise              1996        <F1>           63,314         67
Vice Chairman
of the Board

J. Gerald Bazewicz          1987        1973            3,220         48
President

John L. Coates              1995        <F1>            2,130         60
Secretary

David R. Saracino           1983        1972              917 <F2>    52
Treasurer

<F1>
Messrs. Bull, Wise, and Coates are not employees of the Bank.

<F2>
Includes 675 shares of Common Stock held individually by Mr. Saracino and 242 shares of Common Stock held jointly with his spouse.



Page 10                                               Proxy Statement

                    PRINCIPAL OFFICERS OF THE BANK

     The following table sets forth selected information about the principal officers of the Bank, each of whom is elected by the Board of Directors and each of whom holds office at the discretion of the Board of Directors:



                                Office and Position                Held
   Name                            with the Bank                   Since

Robert E. Bull             Chairman of the Board                 1983

Robert J. Wise             Vice Chairman                         1996
                           of the Board

J. Gerald Bazewicz         President and CEO                     1987

John L. Coates             Secretary                             1995

David R. Saracino          Vice President,                       1983
                           Cashier and
                           Assistant Secretary

Leslie W. Bodle            Vice President and                    1985
                           Trust Officer

Sally A. Rishkofski        Assistant Vice President              1982



                                   Bank           Number of        Age as of
                                  Employee       Shares Bene-        March 4,
     Name                         Since          ficially Owned       1997

Robert E. Bull                  <F1>             63,652             74

Robert J. Wise                  <F1>             63,314             67

J. Gerald Bazewicz              1973             3,220              48

John L. Coates                  <F1>             2,130              60

David R. Saracino               1972             917                52

Leslie W. Bodle                 1985             1,000 <F2>         49

Sally A. Rishkofski             1964             74                 57

<F1>
Messrs. Bull, Wise, and Coates are not employees of the Bank.

<F2>
Includes 831 shares of Common Stock held individually by Mr. Bodle and 169 shares of Common Stock held jointly with his daughter.




                 RATIFICATION OF INDEPENDENT AUDITORS

     Unless instructed to the contrary, it is intended that votes will be cast pursuant to the proxies for the ratification of the selection of J. H. Williams & Co. as the Corporation's independent auditors for its 1997 fiscal year. The Corporation has been advised by J. H.
Williams & Co. that none of its members has any financial interest in the Corporation. Ratification of J. H. Williams & Co. will require the affirmative vote of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting. J. H.
Williams & Co. served as the Corporation's independent auditors for the 1996 fiscal year, assisted the Corporation and the Bank with preparation of their federal and state tax returns, and provided assistance in connection with regulatory matters, charging the Bank for such services at its customary hourly billing rates. These non-audit services were approved by the Corporation's and the Bank's Board of Directors after due consideration of the effect of the performance thereof on the independence of the auditors and after the conclusion by the Corporation's and the Bank's Board of Directors that there was no effect on the independence of the auditors.


Proxy Statement                                               Page 11

     In the event that the shareholders do not ratify the selection of
J. H. Williams & Co. as the Corporation's independent auditors for the 1997 fiscal year, another accounting firm may be chosen to provide independent audit services for the 1997 fiscal year. The Board of Directors recommends that the shareholders vote FOR the ratification of the selection of J. H. Williams & Co. as the independent auditors for the Corporation for the year ending December 31, 1997.


                             ANNUAL REPORT

     A copy of the Corporation's Annual Report for its fiscal year ended December 31, 1996 is enclosed with this Proxy Statement. A representative of J. H. Williams & Co., the accounting firm which examined the financial statements in the Annual Report, will attend the meeting. The representative will have the opportunity to make a statement, if he desires to do so, and will be available to respond to any appropriate questions concerning the Annual Report presented by shareholders at the Annual Meeting.


                         SHAREHOLDER PROPOSALS

     Any shareholder who, in accordance with and subject to the provisions of the proxy rules of the Securities and Exchange
Commission, wishes to submit a proposal for inclusion in the Corporation's Proxy Statement for its 1998 Annual Meeting of
Shareholders must deliver such proposal in writing to the President of First Keystone Corporation at its principal executive offices, 111 West Front Street, Berwick, Pennsylvania, 18603, not later than
Monday, November 24, 1997.


                             OTHER MATTERS

     The Board of Directors does not know of any matters to be presented for consideration other than the matters described in the accompanying Notice of Annual Meeting of Shareholders, but if any matters are properly presented, it is the intention of the persons named in the accompanying Proxy to vote on such matters in accordance with their best judgment.


                        ADDITIONAL INFORMATION

     UPON WRITTEN REQUEST OF ANY SHAREHOLDER, A COPY OF THE
CORPORATION'S REPORT ON FORM 10-KSB FOR ITS FISCAL YEAR ENDED DECEMBER 31, 1996, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES
THERETO, REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE
COMMISSION PURSUANT TO RULE 13a-1 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, MAY BE OBTAINED, WITHOUT CHARGE, FROM DAVID R.
SARACINO, TREASURER, FIRST KEYSTONE CORPORATION, 111 WEST FRONT
STREET, BERWICK, PENNSYLVANIA 18603.



Page 12                                               Proxy Statement

                      FIRST KEYSTONE CORPORATION

                                 PROXY

     ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 15, 1997
      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned hereby constitutes and appoints Paul Klinger and William Selden, Jr. and each or any of them, proxies of the undersigned, with full power of substitution, to vote all of the shares of First Keystone Corporation (the "Corporation") that the undersigned may be entitled to vote at the Annual Meeting of Shareholders of the Corporation to be held at the main office of The First National Bank of Berwick, 111 West Front Street, Berwick, Pennsylvania 18603 on Tuesday, April 15, 1997 at 9:00 a.m., prevailing time, and at any adjournment or postponement thereof as follows:

1.  ELECTION OF CLASS A DIRECTORS TO SERVE FOR A THREE-YEAR TERM

 Budd L. Beyer        Frederick E. Crispin, Jr.        Robert J. Wise

   [ ]  FOR all nominees listed      [ ]  WITHHOLD AUTHORITY to vote
          above (except as marked           for all nominees listed
       to the contrary below)             above

    (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.)

 ____________________________________________________________________


2. PROPOSAL TO RATIFY THE SELECTION OF J. H. WILLIAMS & CO. AS THE INDEPENDENT AUDITORS FOR THE CORPORATION FOR THE YEAR ENDING
    DECEMBER 31, 1997.

   [ ] FOR                  [ ] AGAINST                  [ ] ABSTAIN

   The Board of Directors recommends a vote FOR this proposal.


3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED ABOVE AND FOR PROPOSAL 2.


                                    Dated:                  , 1997




Number of Shares Held of
Record on March 4, 1997:
                                    Signature(s)           (Seal)


THIS PROXY MUST BE DATED, SIGNED BY THE SHAREHOLDER AND RETURNED PROMPTLY TO THE CORPORATION IN THE ENCLOSED ENVELOPE. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE. IF MORE THAN ONE TRUSTEE, ALL SHOULD SIGN. IF STOCK IS HELD JOINTLY, EACH OWNER SHOULD SIGN.